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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 13, 2003

                            SEVEN SEAS PETROLEUM INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



       CAYMAN ISLANDS                     0-22483                 73-468669
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)



                           5555 SAN FELIPE, SUITE 1700
                              HOUSTON, TEXAS 77056
                              (ADDRESS OF PRINCIPAL
                                EXECUTIVE OFFICES
                                  AND ZIP CODE)

                                 (713) 622-8218
                         (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         Seven Seas Petroleum Inc. ("SSPI" or the "Parent") is operating under the protection of the United States Bankruptcy Court, Southern District of Texas, Houston Division. The Court approved a January 14, 2003 voluntary Chapter 11 filing and appointed a trustee. The filing pertains only to SSPI, the Cayman Islands-based corporate parent. The Parent's three Colombian subsidiaries (the "Subsidiaries") contain the only material assets. The Subsidiaries are separate legal entities and are in good financial standing.

         On March 17, 2003, the Court signed an agreed Order that precluded SSPI's Trustee from incurring any expense related to the preparation or filing of any Form 10-Ks (including the Form 10-K that was not submitted as required on March 31, 2003.) The Court further ordered that the Trustee shall file with the Securities and Exchange Commission, under cover of a Form 8-K, copies of monthly operating reports that the Trustee is required to file with the Bankruptcy Court. Form 8-Ks will also be filed to disclose material events that are not otherwise fully disclosed in monthly operating reports.

JANUARY 2003 MONTHLY OPERATING REPORT

         The attached financial information was prepared for the January 2003 Monthly Operating Report (MOR) for the Bankruptcy Court. This financial information is not intended to comply with GAAP or any other generally accepted accounting standard. The MOR reflects the position of the parent company, SSPI, on a standalone basis. No employees are employed by SSPI and all significant assets are held by the Subsidiaries.

         The MOR balance sheet reflects SSPI's assets and liabilities and does not reflect the consolidated entities' assets and liabilities. The MOR income statement reflects income and expenses directly incurred by SSPI as well as a management fee incurred for expenses relating to Seven Seas Petroleum USA, Inc., the management subsidiary operating in the United States.

         Numerous estimates have been made in preparing the January 2003 MOR as well as in the discussion and analysis below. This statement should be read in conjunction with previous filings.

OVERVIEW OF SIGNIFICANT ASSETS

         SSPI has been pursuing a business plan to liquidate assets and reduce costs. On February 21, 2003, the Subsidiaries closed the sale of their collective 57.7% interest in the shallow Guaduas Oil Field inclusive of the 40-mile Guaduas-La Dorada Pipeline (the "Production Assets") to Sociedad Internacional Petrolera, S.A. ("Sipetrol"). The purchase price is $20 million subject to certain post-closing adjustments. After the sale to Sipetrol, SSPI's only remaining material tangible asset is the Deep Dindal association contract that covers the Escuela 2 exploration well.





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For additional detail regarding the Production Assets sale, see the section below entitled "Supplemental Information."

         The other remaining assets are tax related and consist of 2002 and 2003 Colombian tax refunds totaling $1,170,000. Additionally, Colombian tax attributes, primarily comprised of net operating losses (NOLs), amount to $68,952,000. The market value, if any, of the tax attributes has not been determined. For additional detail regarding the Colombian tax attributes, see the below section entitled "Supplemental Information."

         Based on estimating receipts associated with planned asset liquidations and expenditures, SSPI is projecting net available funds to be less than $20 million. For additional detail regarding the net available funds, see the below section entitled "Supplemental Information." The holders of the Parent's $45 Million Notes (the "$45 Million Note Holders") are owed approximately $48,508,000 of principal and accrued interest as of January 31, 2003. Additionally, as of January 31, 2003, the Parent owes $118,212,000 to the holders of the $110 Million Senior Notes and $1,166,000 of pre-bankruptcy payables to vendors and employees. The Parent's ability to pay-off its outstanding aggregate debt and payables of approximately $167 million is totally dependent on a commercially successful Escuela 2 well. For additional detail regarding the Escuela 2 and the related Deep Dindal association contract, see the below section entitled "Supplemental Information."

         Since suspending Escuela 2 drilling operations on November 1, 2002, SSPI has been unsuccessful in locating an investor(s) to provide an estimated $2,600,000 to $3,000,000 to test the well. The $45 Million Note Holders have been unwilling to commit any additional funds to the Escuela 2 well test. The Deep Dindal association contract's first exploration period is scheduled to expire on April 24, 2003. Ecopetrol, the Colombian national oil company, has not provided a final response to our request for a second extension to the first Deep Dindal exploration period. If an extension is not received, the Deep Dindal association contract will be terminated and the Escuela 2 well must be plugged and abandoned. The association contract provides a 60-day notice period before Ecopetrol can unilaterally terminate the contract. Even if an extension is granted, there can be no assurance that sufficient funds can be secured for testing the Escuela 2 well. Furthermore, if funding is secured and completion testing is conducted, there are no assurances that the Escuela 2 well will be productive and provide additional value.

CURRENT STRATEGY

         SSPI and the Subsidiaries have reduced staffing levels by approximately 70% compared to the fourth quarter of 2002. Remaining staff are focused on the following areas:

         o Resolving all outstanding Production Asset sale issues including the recovery of $4,000,000 placed in escrow subject to a post-closing settlement.



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         o        Completing an Escuela 2 farmout to test the well. If an
                  Escuela 2 test cannot be arranged, plugging and abandoning the well and satisfying other social and environmental obligations incurred in connection with drilling the well.

         o Maintaining the good standing of the Subsidiaries by filing Colombian financial and tax reports.

         o Pursuing Colombian tax refunds and the monetization of tax assets.

         o        Completing US tax returns and bankruptcy reports.

         SSPI's future strategy will be wholly dependent on the outcome of the Escuela 2 well. Failure to complete the well as a commercial discovery will result in the final liquidation of SSPI. Failure to obtain an affirmative response on any of the following issues could prevent an Escuela 2 well test:

         o        An extension from Ecopetrol.

         o An extension to the Deep Dindal farmout agreement from our partners.

         o Obtaining the necessary financing required to complete the test.

OTHER DEVELOPMENTS

ROSABLANCA ASSOCIATION CONTRACT
         On March 7, 2003, the Rosablanca association contract was forfeited back to Ecopetrol. Ecopetrol denied our request to grant another third year drilling commitment extension to Seven Seas Petroleum Colombia, one of SSPI's Colombian subsidiaries. The cost to drill an exploratory well to test the Aguachica prospect is estimated at approximately $1 million. Seven Seas Petroleum Colombia is cooperating to provide Ecopetrol all technical information related to the Rosablanca association contract. At this time, a final determination cannot be made as to any future costs that may be necessary to satisfy all obligations under the Rosablanca association contract.

TRUSTEE APPOINTMENT
         On January 14, 2003, SSPI filed for protection from its creditors under Chapter 11 of the United States Bankruptcy Code. SSPI consented to a court-appointed trustee ("Trustee"). Since this appointment, the Trustee has managed all affairs of the Parent, including, but not limited to, budget expenditures, overseeing the sale of the Parent's interest in the Guaduas Oil Field to Sipetrol, and negotiations with the Company's creditors. The Trustee controls all of the Parent's bank accounts as well as the proceeds from the sale of the Guaduas Oil Field. SSPI's officers are not authorized to make any financial commitments without obtaining prior approval from the Trustee.

DIRECTOR RESIGNATIONS
         On December 31, 2002, all directors resigned except for Larry A. Ray, President and Chief Operating Officer of Seven Seas. The resignations were in response to the following:







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         o        An involuntary petition in bankruptcy filed against the
                  Company in the United States Bankruptcy Court for the Southern District of Texas, Houston Division, on December 20, 2002.

         o Chesapeake Energy Corporation, as collateral agent for the Company's $45 Million Note Holders, exercising control over Seven Seas' U.S. bank accounts.

         o The inability of the Company to obtain adequate directors' and officers' insurance for corporate activities after December 30, 2002.

AMEX DELISTING
         On December 27, 2002, the American Stock Exchange issued a decision to delist the Company's shares. The Company failed to meet certain standards and procedures applicable to continued listing eligibility, specifically, net losses in each of the past four years and failure to meet a minimum threshold of shareholder equity. On December 28, 2002 the Company's shares began to be quoted on the Pink Sheets Electronic Quotation Service. The Company's shares trade under the symbol SVSSF.

SUPPLEMENTAL INFORMATION

PRODUCTION ASSETS SALE
         On December 13, 2002, the Subsidiaries entered into an Asset Purchase Agreement with Sipetrol for sale of the Subsidiaries' interest in the shallow Guaduas Oil Field, inclusive of the 40-mile Guaduas-La Dorada Pipeline. One of SSPI's Colombian subsidiaries continued to operate the Production Assets during the period between the December 13, 2002 effective date and the February 21, 2003 closing date. At the time of closing, the $20,000,000 purchase price was reduced by a $4,000,000 post-closing settlement escrow, $909,756 of Colombia tax withholdings, $120,000 of Colombian transaction taxes and $446,000 of estimated pre-effective date liabilities. These reductions were partially offset by interest earned of $69,699, resulting in a net payment of $14,593,943. Refunds related to any excess tax withholdings will be requested on the 2003 Colombian tax returns. Negotiations are currently in progress to determine the amount of the $4,000,000 escrow balance that will be paid to the Subsidiaries.

         On March 21, 2003 the Subsidiaries submitted a post-closing statement detailing proposed selling price adjustments to Sipetrol. Sipetrol has until April 22, 2003 to review the post-closing statement and detail their differences. The Subsidiaries and Sipetrol have until May 12, 2003 to resolve these differences. Thereafter, any unresolved items will be submitted to a mutually agreeable international public accounting firm for arbitration. At this time, SSPI is unable to predict the final proceeds to be received from the escrow settlement.

COLOMBIAN TAX ASSETS
         Recently completed 2002 Colombian tax filings are expected to result in pending tax refunds of approximately $453,000. Estimates of 2003 tax refunds total $717,000. These tax refund estimates do not contemplate any peso fluctuation against the US Dollar.




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         Additionally, the Subsidiaries have $44,754,000 of Colombian NOLs and
$24,198,000 of remaining unamortized tax basis. The tax basis is primarily comprised of Deep Dindal association contract expenditures related to the Escuela 2 well. There is a possibility that some yet to be determined value may be attained for these tax attributes by structuring transactions in Colombia. SSPI is currently exploring possible transactions to monetize the Colombian tax attributes. Both the value of the tax attributes and the timing for the realization of the cash benefits are uncertain.

NET AVAILABLE FUNDS
         The January Monthly Operating Report shows a period ending cash balance of $4,656,000. Through April 15, 2003, cash has been increased by the proceeds from the Production Assets sale ($14,594,000) and the 2001 Seven Seas Petroleum Colombia tax refund ($275,000). Decreases have occurred from the payment of Escuela 2 invoices relating to services and materials provided prior to the November 1, 2002 suspension of drilling activities ($5,060,000), CIBC's remaining fee relating to the Production Assets sale ($525,000), to the Colombian statutory employee severance payments ($297,000), and 2 1/2 months of G&A and estate professional fees ($377,000.) A net $13,200,000 April 15, 2003 cash balance results.

         Because of uncertainties related to the final settlement of the Production Assets sale escrow balance, the monetization of Colombian tax assets and the final settlement of the Rosablanca association contract issues, net available cash for distribution to debt holders and payment of other creditors is difficult to project. A rough estimate of net available cash is less than $20 million. This compares unfavorably to total SSPI debt and payables of approximately $167 million.

DEEP DINDAL ASSOCIATION CONTRACT - ESCUELA 2 WELL

         BACKGROUND INFORMATION. The Deep Dindal prospect (formerly called the Subthrust Dindal prospect) is located below the producing zones of the Guaduas Oil Field that were recently sold to Sipetrol. On November 1, 2002 the Company elected to temporarily suspend Escuela 2 drilling operations subject to securing equipment and additional financing or finding a partner to participate in the completion and testing of the Subthrust Dindal prospect. The well has been drilled to a total measured depth of 20,250 feet with estimated cumulative costs to date of $25.5 million.

         As a result of a January 2001 farm-out agreement with its partners in the Guaduas Oil Field, Seven Seas has a 100% working interest in the Deep Dindal association contract, subject to an obligation to assign a portion of this interest to its partners after the first well has been drilled. The Company will pay all of the cost of drilling and testing the Subthrust Dindal prospect. Should the Escuela 2 be completed as a commercial well, the Company will be obligated to assign either a collective 25.85% working interest to Cimarrona LLC, an Oklahoma based



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independent oil and gas company, and Sipetrol, its partners in the Guaduas Oil
Field, or a 9.4% working interest to Cimarrona LLC and a 4.86% overriding royalty interest to Sipetrol.

         The Deep Dindal association contract requires that the Company drill an exploration well during each of the two eighteen-month exploration periods. The first exploration period has been extended by Ecopetrol for six months from October 24, 2002 to April 24, 2003. Also, the Subsidiaries' Guaduas Oil Field partners agreed to extend the January 2001 farm-out agreement completion date until April 24, 2003.

CURRENT SITUATION. SSPI has been unsuccessful in negotiating a farmout after contacting over 40 prospective companies. Escuela 2 well test cost estimates range between $2.6 million and $3.0 million depending on the type of testing. Because the first exploration period will end on April 24, 2003, SSPI's primary focus is to obtain a second extension from Ecopetrol. At the conclusion of the first exploration period, SSPI must make an election to commit to drilling a second exploratory well in the second exploration period, currently ending on April 24, 2004. There can be no assurance that Ecopetrol will grant a first exploration period extension or, if granted, the extension period will be sufficient to locate an investor(s) and complete the Escuela 2 well test.

         The Deep Dindal association contract partners will be requested to extend the farmout agreement to coincide with an Ecopetrol extension, if granted. There can be no assurance that our Deep Dindal association contract partners will be willing extend the completion date of the farmout agreement.

         Several Escuela 2 vendors have agreed to future cost reductions to minimize the well test costs.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (C)      Exhibits

         Exhibit 99.2 - Bankruptcy Monthly Operating Report




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 SEVEN SEAS PETROLEUM INC.


Date:   April 21, 2003

                                 By:      /s/ Ronald A. Lefaive
                                      ---------------------------------------
                                          Ronald A. Lefaive
                                          Vice President of Finance and
                                          Chief Financial Officer


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                                 EXHIBIT INDEX


         Exhibit No.      Description of Exhibit
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         Exhibit 99.2     Bankruptcy Monthly Operating Report